SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 25, 2018

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.   Submission of Matters to a Vote of Security Holders.

Citizens Community Bancorp, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) on September 25, 2018.  A total of 5,914,379 shares of common stock were eligible to vote at the Special Meeting.  The matters voted on at the Special Meeting were as follows:

Proposal 1: Approval, for purposes of NASDAQ Listing Rule 5635, the Company’s issuance of shares of common stock upon the conversion of the Company’s 8.00% Series A Mandatorily Convertible Non-Cumulative Non-Voting Perpetual Preferred Stock.

The issuance of the Company’s common stock upon conversion of the Company’s 8.00% Series A Mandatorily Convertible Non-Cumulative Non-Voting Perpetual Preferred Stock was approved. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,345,550	431,688	11,221	—

Proposal 2: Approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting.

The stockholders approved the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,364,357	406,380	17,722	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: September 26, 2018	By:	/s/ James S. Broucek
James S. Broucek
Chief Financial Officer